UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2009

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In June 2009, Google Inc. invested approximately $2.6 million in the Series B preferred stock financing of 23andMe, Inc., a privately-held personal genetics company dedicated to helping individuals understand their own genetic information through DNA analysis technologies and web-based interactive tools. Google previously invested approximately $3.9 million in the Series A preferred stock financing of 23andMe in May 2007. In November 2007, Google purchased additional shares of Series A preferred stock of 23andMe held by an investor in 23andMe’s Series A preferred stock financing for approximately $500,000. Google made this investment in the Series B preferred stock financing of 23andMe pursuant to Google’s existing right to purchase its pro rata share of new securities issued by 23andMe. Google continues to hold a minority interest in 23andMe as a result of the Series B investment. 23andMe’s Series B financing involved a number of additional investors including New Enterprise Associates. Anne Wojcicki, who is a co-founder of 23andMe and who is also a stockholder and member of the board of directors, is married to Sergey Brin, Google’s President, Technology and one of its founders. Sergey also holds approximately 38% of Google’s Class B common stock. Prior to Google’s investment in 23andMe’s Series B preferred stock financing, Sergey also invested approximately $10 million in 23andMe’s convertible debt financing, which was converted into Series B preferred stock as part of this financing transaction. In June 2009, Google also entered into a lease agreement with 23andMe. Google’s Audit Committee reviewed and approved the investment and lease transactions as part of Google’s procedures for entering into transactions with related parties. The valuation of the Series B investment was determined by negotiations between New Enterprise Associates and 23andMe in which Google played no role. The terms and conditions of the lease with 23andMe were reviewed by an independent real estate appraiser. As part of its decision-making process, the Audit Committee was advised by independent counsel.

This information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth in the specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: June 18, 2009	/s/ David C. Drummond
David C. Drummond
Senior Vice President, Corporate Development, Chief Legal Officer and Secretary